EXHIBIT 99

Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Release	Immediately
Contact	Media: Lee Quarles (314-694-2330)
Analysts: Scarlett Lee Foster (314-694-8148)

SEEDS AND TRAITS GROWTH, ROUNDUP BUSINESS DRIVE RECORD FIRST-QUARTER

SALES FOR MONSANTO COMPANY

Early indicators from first quarter also signal strong start to U.S. seed and trait sales

St. Louis – Jan. 4, 2006

($ in millions)	First Quarter	First Quarter
	2006	2005

Net Sales By Segment
Corn seed and traits	$267	$227
Soybean seed and traits	173	180
Vegetable and fruit seed	125	—
All other crops seeds and traits	91	61

TOTAL Seeds and Genomics	$656	$468

Roundup and other glyphosate-based herbicides	$549	$435
All other agricultural productivity products	200	169

TOTAL Agricultural Productivity	$749	$604

TOTAL Net Sales	$1,405	$1,072

Gross Profit	$634	$491

Operating Expenses	$518	$398

Interest Expense — Net	$18	$16
Other Expense — Net	$4	$307

Net Income (Loss)	$59	$(40)

Diluted Earnings (Loss) per Share	$0.22	$(0.15)

Items Affecting Comparability — EPS Impact
Solutia-Related Charge	—	$0.68
Tax Benefit on Loss from European Wheat and Barley Business	—	$(0.40)

Diluted Earnings per Share from Ongoing Business (For the definition of ongoing EPS, see note 1.)	$0.22	$0.13

Effective Tax Rate (Continuing Operations)	37%	45%

- more -

Comparison as a Percent of Net Sales:

Gross profit	45%	46%
Selling, general and administrative expenses (SG&A)	25%	25%
Research and development expenses (excluding acquired in-process R&D)	12%	11%
Income (loss) from continuing operations before income taxes	7%	(21)%
Net income (loss)	4%	(4)%

Comment from Monsanto Chairman, President and Chief Executive Officer Hugh Grant:
“The contribution of our seeds and traits business continues to grow, as more and more farmers throughout the world recognize the value and convenience of our products for their farms. Stronger adoption of our traits in Australia, coupled with stronger and earlier sales of Roundup herbicides and the addition of the Seminis business, helped make this a record first quarter for our company.

“The first quarter, while historically a smaller part of our overall financial results for the year, represents a positive starting point for our business this fiscal year. And, with the most significant part of our annual business cycle still to come, we believe we are on track for another strong fiscal year for our business.”

Market Conditions
The planting season is well under way in the Southern Hemisphere and is nearing the mid-season point. In Brazil, the continued strengthening of the Real to the U.S. dollar has caused liquidity concerns for farmers who pay for inputs with local currency but receive grain payments at harvest in U.S. dollars. Farmers in southern Brazil are also faced with an economic pinch after two years of drought. In Australia, total cotton acres planted in the country remained relatively flat year-over-year.

The winter months in the Northern Hemisphere agricultural markets provide farmers with an opportunity to review their input costs for the 2006 season — including new seed, trait and chemistry offerings. In November and December, farmers worked with their regional sales outlets to secure their orders for the 2006 season. Monsanto currently expects that corn and soybean acres will remain relatively flat in the United States this season.

Operations Update
While the first quarter has historically been a smaller contributor to overall company performance, Monsanto is off to a good start for its fiscal year 2006.

The company reported record net sales for the first quarter of fiscal year 2006, which were 31 percent higher than the same period in fiscal year 2005. Key drivers for the quarter were stronger adoption of the company’s stacked cotton traits in Australia; stronger-than-expected purchases of Roundup herbicides in the United States, Europe and Argentina; and increased U.S. corn trait revenues. Sales in the quarter also included revenue from the Seminis vegetable and fruit seed business, which was not part of the company’s operations during the first quarter last year.

For the first quarter of fiscal year 2006, Monsanto recorded net income of $59 million compared with a net loss of $40 million for the same period last year. Earnings per share (EPS) for the quarter, both on an as-reported and ongoing basis, were 22 cents a share.

Cash Flow
For first-quarter fiscal year 2006, net cash provided by operations was $773 million, compared with $769 million in first-quarter 2005. Net cash required by investing activities was $135 million for first-quarter 2006, compared to net cash provided of $1 million for the same 2005 quarter. As a result, free cash flow was $638 million for the first quarter fiscal year 2006, compared with $770 million in the same quarter in fiscal year 2005. (For a reconciliation of free cash flow, see note 1.) The decrease in the quarter was related to lower proceeds from maturities of short-term securities, which were partially offset by lower spending on acquisitions compared with those expenditures in the same period in fiscal year 2005.

- more -

Outlook
The second and third quarters of fiscal year 2006 are expected to be the primary drivers for the company’s fiscal year 2006 EPS results. These quarters reflect both the relative size of the company’s U.S. business and the importance of its seeds-and-traits business to Monsanto’s earnings.

Monsanto confirmed that its full-year 2006 EPS guidance will be toward the upper end of its previously announced range of $2.35 to $2.50. The company also confirmed that its guidance for free cash flow in fiscal year 2006 remains in the range of $825 million to $900 million. (For a reconciliation of free cash flow, see note 1.)

Seeds and Genomics Segment Detail

($ in millions)	Net Sales		Gross Profit

	First	First	First	First
Seeds and Genomics	Quarter	Quarter	Quarter	Quarter
	2006	2005	2006	2005

Corn seed and traits	$267	$227	$153	$128

Soybean seed and traits	173	180	114	115

Vegetable and fruit seed	125	—	63	—

All other crops seeds and traits	91	61	56	39

TOTAL Seeds and Genomics	$656	$468	$386	$282

($ in millions)	Earnings Before
	Interest & Taxes (EBIT)
	First	First
Seeds and Genomics	Quarter	Quarter
	2006	2005

EBIT (For a reconciliation of EBIT, see note 1.)	$19	$14

Unusual items Affecting EBIT	None	None

The Seeds and Genomics segment consists of the company’s global seeds and traits business, and genetic technology platforms.

Sales for Monsanto’s Seeds and Genomics segment were $656 million for the first quarter of fiscal year 2006, or 40 percent higher than the same period last year. Key drivers for the quarter were:

•	Higher trait revenue from U.S. corn traits business,
•	Broader adoption of cotton traits in Australia, and
•	The addition of sales from the Seminis vegetable and fruit seed business.

During the first quarter of fiscal year 2006, the company realized increased U.S. corn trait revenue. Early indications from the company’s U.S. seeds and traits business are promising and suggest continued growth in the upcoming season.

In Australia, cotton farmers increased their plantings of the company’s stacked cotton trait offering, Bollgard II with Roundup Ready cotton, leading to record trait adoption in this market.

Sales from the Seminis vegetable and fruit seed business also contributed to increased sales for the quarter. Seminis sales, which were not part of the company’s operations in the first quarter last year, were higher compared with pro forma sales for the same period last year.

- more -

As expected, the first quarter of fiscal year 2006 also included the continuing effect of an inventory step-up related to the Seminis acquisition which reduced gross profit for the segment by $11 million in the quarter.

Agricultural Productivity Segment Detail

($ in millions)	Net Sales		Gross Profit

	First	First	First	First
Agricultural Productivity	Quarter	Quarter	Quarter	Quarter
	2006	2005	2006	2005

Roundup and other glyphosate- based herbicides	$549	$435	$182	$151

All other agricultural productivity products	200	169	66	58

TOTAL Agricultural Productivity	$749	$604	$248	$209

($ in millions)	Earnings Before
	Interest & Taxes (EBIT)
	First	First
Agricultural Productivity	Quarter	Quarter
	2006	2005

EBIT (For a reconciliation of EBIT, see note 1.)	$93	$(228)

Unusual Items Affecting EBIT

Pre-tax charge associated with certain liabilities in connection with the Solutia bankruptcy	–	$(284)

The Agricultural Productivity segment consists primarily of crop protection products, residential lawn-and-garden herbicide products, and the company’s animal agricultural businesses.
Sales for Monsanto’s Agricultural Productivity segment were $749 million for the first quarter of fiscal year 2006, or 24 percent higher compared with the same period last year. The primary contributor to the segment’s growth in the quarter was stronger-than-expected sales of Roundup herbicides in the United States, Europe and Argentina.
For the first quarter, the company’s Roundup and other glyphosate-based herbicide sales were $549 million, or 26 percent higher than the same period last year. In Europe, the increase was related to earlier timing of demand as farmers opted for early purchases of Roundup herbicides in anticipation of the implementation of an ecology tax in November.
The company’s cost of goods sold for the quarter was also negatively affected by higher costs within the Agricultural Productivity segment associated with the 2005 U.S. hurricane season and the continuing effect of inventory management within the dairy business.
Webcast Information
In conjunction with this announcement, Monsanto will hold a conference call at 8 a.m. central time (9 a.m. eastern time) today. The call will focus on these results, future expectations and an update of projects within the company’s R&D pipeline. The call may also include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.
Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the company’s web site at www.monsanto.com and clicking on “Investor Information.” Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto Web site for three weeks.

About Monsanto Company
Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see www.monsanto.com.
-oOo-
Cautionary Statements Regarding Forward-Looking Information:
Certain statements contained in this release are “forward-looking statements,” such as statements concerning the company’s anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company’s research and development activities; the outcomes of major lawsuits, including proceedings related to Solutia Inc.; developments related to foreign currencies and economies; successful completion and operation of recent and proposed acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; the company’s ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company’s facilities; and other risks and factors detailed in the company’s filings with the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.
Notes to editors: Bollgard II, Roundup and Roundup Ready are registered trademarks owned by Monsanto Company and its wholly owned subsidiaries.
References to Roundup herbicides in this release mean Roundup branded herbicides, excluding lawn-and-garden herbicide products.

- more -

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

	Three Months Ended
	Nov. 30,
Statement of Consolidated Operations	2005	2004

Net Sales	$1,405	$1,072
Cost of Goods Sold	771	581

Gross Profit	634	491
Operating Expenses:
Selling, General and Administrative Expenses	350	266
Research and Development Expenses	168	119
Acquired In-Process Research and Development	—	12
Restructuring Charges	—	1

Total Operating Expenses	518	398
Income From Operations	116	93
Interest Expense	32	25
Interest Income	(14)	(9)
Solutia-Related Expenses	6	284
Other Expense (Income) — Net	(2)	23

Income (Loss) From Continuing Operations Before Income Taxes	94	(230)
Income Tax Provision (Benefit)	35	(104)

Income (Loss) From Continuing Operations	59	(126)

Discontinued Operations:
Income (Loss) From Operations of Discontinued Businesses	—	—
Income Tax Benefit	—	(86)

Income On Discontinued Operations	—	86

Net Income (Loss)	$59	$(40)

EBIT (See note 1)	$112	$(214)

Basic Earnings (Loss) per Share:
Income (Loss) From Continuing Operations	$0.22	$(0.48)
Income On Discontinued Operations	—	0.33

Net Income (Loss)	$0.22	$(0.15)

Diluted Earnings (Loss) per Share:
Income (Loss) From Continuing Operations	$0.22	$(0.48)
Income On Discontinued Operations	—	0.33

Net Income (Loss)	$0.22	$(0.15)

Weighted Average Shares Outstanding:
Basic Shares	268.4	264.6
Diluted Shares	273.6	264.6

- more -

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

	As of	As of
Condensed Statement of Consolidated Financial Position	Nov. 30, 2005	Aug. 31, 2005

Assets

Current Assets:
Cash and Cash Equivalents	$1,006	$525
Short-Term Investments	168	150
Trade Receivables — Net of Allowances of $289 and $275, respectively	1,413	1,473
Miscellaneous Receivables	338	370
Deferred Tax Assets	511	374
Inventories	1,890	1,664
Assets of Discontinued Operations	10	15
Other Current Assets	104	73

Total Current Assets	5,440	4,644

Property, Plant and Equipment — Net	2,355	2,378
Goodwill	1,433	1,248
Other Intangible Assets — Net	1,135	1,153
Noncurrent Deferred Tax Assets	535	680
Other Assets	438	476

Total Assets	$11,336	$10,579

Liabilities and Shareowners’ Equity

Current Liabilities:
Short-Term Debt	$155	$282
Accounts Payable	370	369
Income Taxes Payable	171	208
Accrued Compensation and Benefits	159	273
Accrued Marketing Programs	530	457
Deferred Revenues	703	43
Grower Accruals	139	18
Contingent Purchase Price — Seminis	125	—
Liabilities of Discontinued Operations	4	11
Miscellaneous Short-Term Accruals	470	498

Total Current Liabilities	2,826	2,159

Long-Term Debt	1,445	1,458
Postretirement Liabilities	697	732
Long-Term Portion of Solutia-Related Reserve	183	184
Other Liabilities	431	433
Shareowners’ Equity	5,754	5,613

Total Liabilities and Shareowners’ Equity	$11,336	$10,579

Debt to Capital Ratio:	22%	24%

- more -

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

	Three Months Ended
	Nov. 30,
Statement of Consolidated Cash Flows	2005	2004

Operating Activities:
Net Income (Loss)	$59	$(40)
Adjustments to reconcile cash provided (required) by operations:
Items that did not require (provide) cash:
Depreciation and amortization expense	133	109
Bad-debt expense	14	10
Stock-based compensation expense	13	—
Tax benefit on employee stock options	—	12
Excess tax benefits from stock-based compensation	(10)	—
Deferred income taxes	38	(249)
Equity affiliate expense — net	7	6
Solutia-related charge	—	284
Other items that did not require (provide) cash	(7)	7
Changes in assets and liabilities that provided (required) cash, net of acquisitions:
Trade receivables	825	893
Inventories	(221)	(221)
Accounts payable and accrued liabilities	(127)	6
PCB litigation settlement proceeds	5	—
Solutia-related payments	(9)	(21)
Pension contributions	(61)	(60)
Other items	114	33

Net Cash Provided by Operating Activities	773	769

Cash Flows Provided (Required) by Investing Activities:
Purchases of short-term investments	(18)	—
Maturities of short-term investments	—	201
Acquisitions of businesses, net of cash acquired	(53)	(158)
Technology and other investments	(10)	(9)
Capital expenditures	(56)	(39)
Other investment and property disposal proceeds	2	6

Net Cash Provided (Required) by Investing Activities	(135)	1

Cash Flows Provided (Required) by Financing Activities:
Net change in financing with less than 90-day maturities	(122)	(22)
Short-term debt proceeds	4	—
Short-term debt reductions	(6)	—
Long-term debt proceeds	3	5
Long-term debt reductions	(26)	(208)
Payments on other financings	(1)	(1)
Treasury stock purchases	—	(35)
Stock option exercises	27	45
Excess tax benefits from stock-based compensation	10	—
Dividend payments	(46)	(38)

Net Cash Required by Financing Activities	(157)	(254)

Net Increase in Cash and Cash Equivalents	481	516
Cash and Cash Equivalents at Beginning of Period	525	1,037

Cash and Cash Equivalents at End of Period	$1,006	$1,553

- more -

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited
1.	EBIT, Ongoing EPS and Free Cash Flow: The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income (loss), cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile EBIT and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP. Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations. The reconciliation of EPS to ongoing EPS is included on page 1 of this release.

Reconciliation of EBIT to Net Income (Loss): EBIT is defined as earnings (loss) before interest and taxes. Earnings (loss) is intended to mean net income (loss) as presented in the Statement of Consolidated Operations under GAAP. The following table reconciles EBIT to the most directly comparable financial measure, which is net income (loss).

	Three Months Ended
	Nov. 30,
	2005	2004

EBIT — Seeds and Genomics Segment	$19	$14
EBIT — Agricultural Productivity Segment	93	(228)

EBIT— Total	112	(214)
Interest Expense — Net	18	16
Income Tax Provision (Benefit)(1)	35	(190)

Net Income (Loss)	$59	$(40)

(1) Includes the income tax provision (benefit) from continuing operations and the income tax benefit on discontinued operations.
Reconciliation of Free Cash Flow: Free cash flow represents the total of cash flows from operations and investing activities, as reflected in Monsanto’s Statement of Consolidated Cash Flows presented in this release. With respect to the projected free cash flow guidance provided under the caption “Outlook,” Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

	Fiscal Year	Three Months Ended
	2006	Nov. 30,
	Target	2005	2004

Net Cash Provided by Operations	$1,300 - $1,375	$773	$769
Net Cash Provided (Required) by Investing Activities	(475)	(135)	1

Free Cash Flow	$825 - $900	$638	$770
Net Cash Provided (Required) by Financing Activities	N/A	(157)	(254)

Net Increase in Cash and Cash Equivalents	N/A	$481	$516
Cash and Cash Equivalents at Beginning of Period	N/A	$525	$1,037

Cash and Cash Equivalents at End of Period	N/A	$1,006	$1,553

oOo